As  Filed  with  the  Securities  and  Exchange  Commission on December __, 2000
                                       Registration  No.  ______________________
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               EVOLUTION USA, INC.
             (Exact name of registrant as specified in its charter)

       Washington                             5900                    91-2052666
(State or other jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)    Classification Code Number)   Identification Number)

                       6100 Wilshire Boulevard, Suite 201
                         Los Angeles, California  90048
                                 (323) 634-7799
   (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)


                        Columbia Corporate Services, Inc.
                          701 Fifth Avenue, Suite 5700
                           Seattle, Washington  98149
                                 (206) 587-5700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                           David J. Levenson, Esquire
                          Scott M. J. Anderegg, Esquire
                            Mays & Valentine, L.L.P.
                            1660 International Drive
                                    Suite 600
                             McLean, Virginia  22102
                          (703) 734-4328 (Fax) 734-4340

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                 ---------------

                         Calculation of Registration Fee

---------------------------------------------------------------------------------------------------
  Title of Each Class   Proposed Maximum  Proposed Maximum     Aggregate Offering     Amount of
  of Securities to be    Amount to be     Offering Price Per       Price (2)       Registration Fee
       Registered        Registered (1)      Share (2)
---------------------------------------------------------------------------------------------------
  Common Stock,            3,100,005           N/A               $1,000                   $1.00
  $.001 par value
---------------------------------------------------------------------------------------------------

(1) Represents the estimated maximum number of shares that may be issued by the Registrant in the merger described in this Registration Statement.

(2) Pursuant to 457(f)(2), the registration fee is based on the book value of Nascent Technology, Inc. common stock, $.001 par value, on December 14, 2000 ($1,000).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                              Nascent Technology, Inc.

                                December __, 2000

                  Proposed Merger - Your Vote is Very Important
                  ---------------------------------------------

Dear  Fellow  Shareholders:

     We cordially invite you to attend the special meeting of the shareholders of Nascent Technology, Inc. to be held at 10130 E. Winding Trail, Tucson, Arizona, on __________, 2001, at 9:00 a.m.

     The purpose of the meeting will be to consider and vote on the proposed merger of Nascent with Evolution USA, Inc., a multimedia company headquartered in Los Angeles, California. As a result of the merger, each shareholder of Nascent will receive fifteen shares of Evolution Class A voting common stock, the two companies will merge and Nascent shall cease to exist. The merger cannot be completed unless holders of at least a majority of Nascent common stock approve it. If approved, we anticipate the closing of the merger will occur in early January 2001.

     This proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully.

     Your board of directors has unanimously approved the merger and believes it is in the best interest of Evolution and you, our shareholders. Accordingly, the board unanimously recommends that you vote "FOR" the merger.

     We hope you can attend the special meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do not return your card or vote in person, the effect will be a vote against the approval of the merger. You can revoke your proxy by writing to us at any time before the meeting or by attending the meeting and voting in person.

     We  look  forward  to  seeing  you  at  the  meeting.

                                   Sincerely,


                                   /s/  Daniel  Hodges
                                   -------------------
                                   Daniel  Hodges
                                   President

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this proxy statement/prospectus is dated _________, 2000 and is first being mailed to shareholders on or about __________, 2000.

Nascent  Technology,  Inc.

                    Notice Of Special Meeting Of Shareholders
                         To Be Held On [__________] 2001

     On ____________, 2001, Nascent Technology, Inc. will hold a special meeting of shareholders at 10130 E. Winding Trail, Tucson, Arizona. The meeting will begin at 9:00 a.m. local time.

     Only shareholders who owned stock at the close of business on [__________, 2000] may vote at this meeting or any adjournment or postponement that may take place. At the meeting we propose to:

- Approve and adopt the Plan of Merger with Evolution USA, Inc., a copy of which is enclosed as Appendix A. Shareholders are entitled to assert dissenters' rights under Nevada Revised Statutes 92A.300 - 92A.500, a copy of which is enclosed as Appendix B.

- Any other business properly brought before the meeting or any adjournments or postponements thereof.

     YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS MERGER PROPOSAL WHICH IS DISCUSSED IN MORE DETAIL IN THE ATTACHED PROXY STATEMENT/PROSPECTUS.

     The approximate mailing date of this proxy statement/prospectus and card is [_______________], 2000.

     Your attention is directed to the proxy statement/prospectus delivered with this notice.

                                        By order of the Board of Directors,


                                        /s/  Daniel  Hodges
                                        -------------------
                                        Secretary
Tucson,  Arizona
[_____________,]  2000


REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE PROMPTLY BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

                                   Table  of  Contents

                                                                        Page
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Forward Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . .

Unaudited Pro Forma Condensed Combined Financial Statements . . . . . . . .

The Merger
  Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . .
  Reasons of Nascent for the Merger . . . . . . . . . . . . . . . . . . . .
  Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Income Tax Consequences of the Merger . . . . . . . . . . . . . . . . . .
  Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . . . .
  Interest of Certain Persons in the Merger . . . . . . . . . . . . . . . .

Terms of the Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . .

Differences in the Rights of Shareholders . . . . . . . . . . . . . . . . .

The Companies
  Nascent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Evolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Evolution's Management's Discussion and Plan of Operation . . . . . . . . .

Description of Evolution's Capital Stock

The Nascent Shareholders' Meeting
  Persons Making the Solicitation . . . . . . . . . . . . . . . . . . . . .
  Interest of Certain Persons in the Merger . . . . . . . . . . . . . . . .
  Voting Securities and Principal Holdings Thereof . . . . . . . . . . . . .
  Security Ownership of Nascent Shares by Certain Beneficial Shareholders .
  Voting Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Executive Compensation of the Directors and Officers of Nascent . . . . .

Management Following the Merger . . . . . . . . . . . . . . . . . . . . . .

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Validity of Evolution's Common Stock . . . . . . . . . . . . . . . . . . . .

Appendix A Plan of Merger
Appendix B Nevada Revised Statute 92A.300 - 92A. 500

                      SUMMARY OF PROXY STATEMENT/PROSPECTUS

     The following is a summary of certain information contained elsewhere in this proxy statement/prospectus. This Summary is qualified in its entirety by the more detailed information appearing or referred to elsewhere in this proxy statement/prospectus.

                                   THE MEETING

TIME,  DATE  AND  PLACE  OF  SPECIAL  MEETING

     The special meeting will be held on __________, __________ 2000 at 9:00 a.m. at 10130 E. Winding Trail, Tucson, Arizona.

PURPOSES  OF  THE  MEETING

     The meeting has been called for the purpose of considering and, if deemed advisable, approving the merger of Nascent and Evolution on the terms contained in the Plan of Merger.

THE  COMPANIES

     Nascent Technology, Inc. is a Nevada corporation which since its inception has not engaged in any operations other than organizational activities. It was specifically formed to be a "blank check" corporation, for the purpose of either merging with or acquiring an operating company. Nascent's principal executive offices are located at 10130 E. Winding Trail, Tucson, Arizona 85749, (520) 577-1516.

     Evolution USA, Inc. is a Washington corporation, headquartered in Los Angeles, California engaged in multimedia branding activity aimed at the 15-30 year age group. Evolution USA, Inc.'s principal executive offices are located at 6100 Wilshire Boulevard, Suite 201, Los Angeles, California 90048, (323) 634-7799.

THE  MERGER

     On the effective date (the date the Articles of Merger are filed and accepted by the Secretary of State of Washington), which is expected to be _______________ 2001, Nascent and Evolution will merge and continue as one corporation under the name Evolution USA, Inc. In connection with the merger:

     (a) Nascent's shareholders (other than dissenting shareholders) will receive, in exchange for each of their Nascent common shares, fifteen Evolution Class A common shares;

     (b) On the effective date, all of the assets and liabilities of Nascent will become the assets and liabilities of Evolution and the Nascent shareholders will become shareholders of Evolution; and

     (c) Immediately prior to the effective date, 773,333 shares of common stock held by Daniel Hodges, sole director and officer of Nascent, shall be canceled and extinguished without any conversion thereof.

REASONS  FOR  THE  MERGER

     In evaluating the proposed merger, management of Nascent considered criteria such as the value of the assets of Evolution, Evolution's ability to compete in its market and the present and anticipated business operations of Evolution. Based on these criteria management determined that the merger was in the best interest of its shareholders.

VOTES  REQUIRED

     The Plan of Merger must be approved by at least a majority of the votes cast in respect thereof by holders of Nascent common shares present in person or represented by proxy at the meeting.

     Shareholders of record at the close of business on __________, 2000 will be entitled to receive notice of and to vote at the meeting.

RECOMMENDATION  OF  THE  DIRECTOR

     The sole director of Nascent has concluded that the terms of the Plan of Merger are fair to Nascent and its shareholders. Accordingly, the board recommends that the shareholders vote in favor of the Plan of Merger. The Plan of Merger must be approved by majority of the votes cast.

INCOME  TAX  CONSEQUENCES  OF  THE  MERGER

     Neither Evolution nor Nascent will recognize gain or loss as a result of the merger. Additionally, you will not recognize gain or loss by exchanging your Nascent shares for shares of Evolution.

GOVERNMENT  REGULATION

The merger of Evolution and Nascent is not subject to federal or state regulatory review.

                                  RISK FACTORS

     The Evolution securities offered hereby are speculative in nature and involve a high degree of risk. Nascent shareholders and prospective investors should consider carefully the following factors, among others, prior to making an investment decision.

ARBITRARY  MERGER  EXCHANGE  RATIO

     The 1 for 15 exchange offered in this proxy statement/prospectus bears no relationship to the assets, book value, earnings, net worth, or any other recognized criteria of value of Nascent. Consequently, the share exchange ratio, which can be deemed an offering price for Nascent's securities, was determined arbitrarily and solely by Nascent and Evolution. In establishing the exchange ratio or offering price, management considered such matters as Evolution and Nascent's limited financial resources and the general condition of the securities markets. The exchange ratio of the merger should not, however, be considered an indication of Nascent's actual value. Neither Nascent nor Evolution obtained an opinion, appraisal or report of a financial consultant or other third party in establishing the exchange ratio.

LIMITED  OPERATING  HISTORY

     Nascent has no operating history and Evolution only has a limited operating history. Nascent was incorporated in 1994 but has been inactive since its inception. Evolution only commenced its operations on May 20, 2000 and has incurred approximately $4,312,000 in losses since inception to September 30, 2000.

EXPECTATION  OF  LOSSES

     Evolution's management and Nascent's management believe Evolution, with its services and products, will be a profitable enterprise in the future. However, Evolution anticipates experiencing future operating losses resulting primarily from marketing and associated training costs. Nascent has operated at a loss since inception.

WORKING  CAPITAL  REQUIREMENTS

     After the merger, Evolution will require a substantial investment in working capital, principally to finance its marketing activities, development, and to increase its existing staff. Without additional capital generated from the sale of Evolution's stock, or from operations, Evolution will be unable to fund its business, offer its services and products on an extensive basis, nor its business.

     Evolution will require a minimum of nearly $30,000,000 in working capital over the next twelve months. There can be no assurance that capital from private and public offerings will be available, or if available, can be obtained on terms advantageous to Evolution. If Evolution is successful in effecting a private placement and/or a public offering, the capital it raises will be sufficient to meet its expected working capital needs for the following twelve months. If Evolution is unable to raise sufficient capital either externally or from operations it will not be able to sustain its operations. Evolution will have to reduce expenditures to keep in line with existing revenues as they are generated.

DEPENDENCE  ON  KEY  PERSONNEL

     Evolution is dependent on the continued services of certain key management personnel, particularly George Fleming, Chairman of the Board, President and Chief Executive Officer of Evolution. The loss of George Fleming's services could significantly impact Evolution's future operations and its ability to one day become profitable. After the merger, Evolution's growth and profitability will depend upon its ability to attract and retain skilled managerial, marketing and technical personnel.

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The articles of incorporation for Evolution indemnify directors and officers and allow for Evolution to secure insurance for the liability of their respective directors and officers.

NO  TRADING  MARKET  FOR  SHARES

     At the present time, no trading market exists for Evolution's common stock and no market may, in fact, develop after completion of the merger. After the merger, Evolution will seek to have its shares listed on the OTC Bulletin Board, but will not apply to have its shares listed on any exchange.

NO  DIVIDENDS

     Evolution has not paid any dividends to date and has no plans to pay dividends in the foreseeable future.

                           FORWARD LOOKING STATEMENTS

     This proxy statement/prospectus contains or incorporates by reference certain forward looking statements with respect to the financial condition, results of operations and business of Evolution and, assuming the consummation of the merger, the proposed merger with Nascent. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) revenues following the mergers are lower than expected; (2) competitive pressure among multimedia branding companies increases significantly; (3) general economic conditions, either nationally or in California in which the combined company will be doing business, are less favorable than expected; or (4) legislation or regulatory changes adversely affect the business in which the combined company would be engaged.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     On September 11, 2000, Nascent, a development stage company, and Evolution, executed a letter of intent that provides for the merger of Nascent with and into Evolution. See "The Merger." The following unaudited pro forma condensed combined financial statements are based on the September 30, 2000 historical financial statements of Nascent and Evolution contained elsewhere herein, giving effect to the transaction under the purchase method of accounting, with Evolution treated as the acquiring entity for financial reporting purposes. The unaudited pro forma condensed combined balance sheet presenting the financial position of the surviving corporation assumes the purchase occurred as of September 30, 2000. The unaudited pro forma condensed combined statement of operations presents the results of operations of the surviving corporation, assuming the merger was completed on October 1, 1999.

     The unaudited pro forma condensed combined financial statements have been prepared by management of Nascent and Evolution based on the financial statements included elsewhere herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of both Nascent and Evolution (including the notes thereto) included in this Form. See "Financial Statements."

                        UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                        -------------------------------------------
                                   SEPTEMBER 30, 2000
                                   ------------------

                                              Nascent                                        Pro Forma
                                            Technology,    Evolution USA,     Pro Forma      Combined
                                               Inc.             Inc.         Adjustments     Balance
ASSETS
------

Current Assets                              $          -   $       614,091   $          -   $   614,091
Fixed Assets (net)                                     -           292,722                      292,722
Other Assets                                           -           293,414              -       293,414

     Total Assets                           $          -   $     1,200,227   $          -   $ 1,200,227

LIABILITIES AND STOCKHOLDERS'
-----------------------------
EQUITY
------
Current Liabilities                         $        338   $     2,625,729              -   $ 2,626,067
Long-term Debt                                         -         1,887,031                    1,887,031
    Total Liabilities                                338         4,512,760              -     4,513,098

Stockholders' Equity:
  Common Stock                                     1,000         1,000,000       (985,900)  A    15,100
  Additional Paid in Capital                       1,325                 -        983,237   A   984,562
  Accumulated Deficit                             (1,200)                -          1,200             -
  Deficit Accumulated During the
     Development Stage                            (1,463)       (4,312,533)         1,463   A(4,312,533)
     Total Stockholders' Equity (Deficit)           (338)       (3,312,533)             -    (3,312,871)

     Total Liabilities and Stockholders'    $          -   $     1,200,227              -   $ 1,200,227
Equity

     See accompanying notes to unaudited pro forma condensed combined financial statements.

                           UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                           --------------------------------------------
                               FOR THE YEAR ENDED SEPTEMBER 30, 2000
                               -------------------------------------

                                        Nascent                                        Pro Forma
                                      Technology,    Evolution USA,     Pro Forma      Combined
                                         Inc.             Inc.         Adjustments      Balance
Revenues:                            $          -   $             -   $          -   $          -

Expenses:
   Marketing & Advertising                      -         1,366,568                     1,366,568
   General & Administrative                 1,313         2,945,965              -      2,947,278

Net Loss                                  ($1,313)      ($4,312,533)  $          -    ($4,313,846)

Loss per share                       $          -   $         (0.29)                 $      (0.29)

Weighted average shares outstanding     1,000,000        15,000,000                    15,100,000


See  accompanying  notes  to  unaudited  pro  forma condensed combined financial statements.


NOTES  TO  UNAUDITED  PRO  FORMA  CONDENSED  COMBINED  FINANCIAL  STATEMENTS
----------------------------------------------------------------------------

(1)  GENERAL

     In the merger, Nascent will be merged with and into Evolution, with the shares of outstanding Evolution common stock being approximately 18,000,000 shares, or approximately 99.4%, subject to certain adjustments, and each share of Nascent common stock issued and outstanding prior to the Effective Time will be converted into 15 shares of new common stock for an aggregate of 100,005 shares of new common stock, or approximately 0.6% of the new common stock outstanding subsequent to the merger. Nascent has not yet performed a detailed evaluation and appraisal of the fair market value of the net assets sold in order to allocate the purchase price among the assets sold. For purposes of preparing these pro forma financial statements, certain assumptions as set forth in the notes to the pro forma adjustments have been made in allocating the sales price to the net assets sold. As such, the pro forma adjustments discussed below are subject to change based on final appraisals and determination of the fair market value of the assets and liabilities of Nascent.

(2)  FISCAL  YEAR  ENDS

     The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2000, include Nascent's and Evolution's operations on a common fiscal year. The financial statements of Nascent have been conformed to the fiscal year ended September 30, 2000, by including the operating results of Evolution for the period May 20, 2000 (inception), to September 30, 2000, and including such operating results for Nascent for the twelve months ended September 30, 2000.

(3)  PRO  FORMA  ADJUSTMENTS

     The adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2000, are described below:

          (A) Record merger by converting Evolution common stock and Nascent common stock to newly issued shares of common stock, par value $0.001 per share.

     The adjustments to the accompanying unaudited pro forma condensed combined statements of operations are described below:

     There are no anticipated adjustments to the statements of operations as a result of the merger.

                                   THE MERGER

BACKGROUND  OF  THE  MERGER

     In connection with its normal business practices, Nascent continuously reviewed its strategic business opportunities and during the summer of 2000 it was contacted by a representative of Evolution concerning a possible merger. Discussion were entered into and shortly thereafter, the parties executed a letter of intent.

REASONS  OF  NASCENT  FOR  THE  MERGER

     The business purpose of Nascent since its inception was to merge with an operating company. The criteria used by management for determining appropriate merger partner were based on the expectation that the resulting company would be successful. Therefore, management considered the value of the assets of Evolution, Evolution's ability to compete in its markets and the present and anticipated business operations of Evolution. Based on these criteria, management determined that the proposed merger would likely result in a successful company and therefore would be in the best interest of its shareholders

ACCOUNTING  TREATMENT

     The  merger  will be accounted for under the purchase method of accounting.

FEDERAL  INCOME  TAX  CONSEQUENCES  FOR  SHAREHOLDERS

     In general, shareholders who hold Nascent common stock as capital property will not realize a capital gain or capital loss as a result of the merger. However, any shareholder that dissents from the merger may realize a capital gain or a capital loss in respect to the payment resulting from such shareholder's exercise of dissenter's rights. Neither Nascent nor Evolution has received a tax opinion or has sought a ruling from the Internal Revenue Service in connection with the tax consequences of the merger.


RIGHT  OF  DISSENTING  SHAREHOLDERS

     Under Nevada law, a shareholder may dissent from and obtain the fair value of his or her shares in the event of any of the following corporate actions:

     (a) Consummation of a merger plan if shareholder approval is required and the shareholder is entitled to vote on the merger, or if the company is a subsidiary and is merged with its parent;

     (b) Consummation of an exchange plan where the company will be acquired if the shareholder is entitled to vote on the plan;

     (c) Any corporate action pursuant to a shareholder vote if the articles, bylaws or a directors' resolution permits shareholders to dissent and obtain payment for their shares.

     The dissenting shareholder cannot challenge the corporate action unless the action is unlawful or fraudulent. A notice of dissenter's rights must be sent with the notice of the meeting. A dissenting shareholder must notify the company of his or her dissent in writing before the vote is taken and is prohibited from voting in favor of the proposed action. Otherwise the dissenting shareholder is not entitled to payment for his or her shares. If a proposed action creating dissenters' rights is authorized at a shareholders' meeting, the company must deliver a written dissenter's notice to all shareholders who satisfied the requirements to assert those rights within 10 days of effecting the corporate action. The notice must state where the demand for payment must be sent, when and where certificates are to be deposited, and it must inform holders not represented by certificates to what extent the transfer of shares will be restricted after demand for payments is received. The company must supply a form for demanding payment that includes the date of the first announcement to the news media or shareholders of the terms of the proposed action. The form must require that the person asserting the dissenter's rights certify whether or not he or she acquired beneficial ownership before that date. The notice must set a deadline when the corporation must receive the demand for notice.

     The shareholder must then demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice of this certification and deposit his or her certificates, if any, in accordance with terms of the notice. The shareholder who complies retains all other rights of a shareholder until those rights are canceled or modified by the company's taking the proposed action. The shareholder who fails to demand payment or deposit his or her certificates where required by the date set forth in the dissenter's notice forfeits his or her payment.

     The company must pay the dissenter within 30 days the amount the company estimates to be the fair value of the shares plus accrued interest. The company must include with the payment a copy of its balance sheets as of the end of a fiscal year ending not more than 16 months before the payment date, an income statement for that year, a statement of changes in shareholders equity for that year, and the latest available interim financial statements. The company must also provide a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of dissenter's rights to demand payment and a copy of the Nevada Revised Statute 92A.300 - 92A.500, inclusive.

     Unless the beneficial shareholder owned the shares before the date set forth in the dissenter's notice as of the date of the first announcement to the news media or to the shareholder of the terms of the proposed action, the corporation may withhold payment from a dissenter. If the company withholds payment, it must estimate the fair value of the shares, plus accrued interest and offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The company must send with its offer a statement of its estimate of the fair value, and explanation of how interest was calculated and a statement of the dissenter's right to demand payment.

     A dissenter can notify the company of his or her own estimation of the fair market value of the shares and demand payment of this amount less any money already paid if he or she believes the amount offered by the company is less than the fair value of the shares. The dissenter must do so within 30 days. After receiving such a demand, if the amount remains unsettled, the company must commence a proceeding within 60 days in the district court in the county of its registered agent to determine the value of the shares, or pay the amount the dissenter demands. All parties with unsettled demands become parties to the proceeding, the court appoints an appraiser, and issues a judgment for the amount the court finds to be the fair value of the shares payable to the shareholders. The corporation must pay the court costs unless the dissenters acted arbitrarily, vexatiously or in bad faith and the court may impose fees for counsel and experts in equitable amounts against the respective parties. In some cases, dissenter's counsel fees may come from the funds awarded in the judgment.

INTEREST  OF  CERTAIN  PERSONS  IN  THE  MERGER

     Daniel L. Hodges, President and sole director of Nascent has agreed to the cancellation of all his shares except 6,667 shares. He will receive 100,005 shares as a result of the exchange and merger. Certain foreign companies held in trust for the benefit of the children of George Fleming, Chairman of the Board, President & Chief Executive Officer of Evolution, own 200,000 shares of Nascent common stock that will be exchanged under the terms of the Merger for 3,000,000 shares of Evolution Series A voting common stock. Mr. Fleming disclaims any beneficial ownership interest in the foreign companies or the trusts that own them.

                           TERMS OF THE PLAN OF MERGER

Conditions  to  the  Merger

     The obligations of Nascent and Evolution to consummate the merger are subject to the satisfaction or written waiver of the following conditions:

- approval of the Plan of Merger by the requisite shareholder vote of the Nascent.

- the absence of actual or threatened proceedings before a court or other governmental body relating to the merger.

- the registration statement of which this proxy statement/prospectus is a part shall have been declared effective by the Securities and Exchange Commission;

- performance by the other company of its obligations under the Plan of Merger;

- the accuracy, in all material respects, of the representations and warranties of the other company contained in the Plan of Merger;

-     the  receipt  of  opinions  and  certificates  from the other company; and

-     the  cancellation  of  773,333 of Daniel L. Hodges' Nascent common shares.

                    DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS

     There are few significant differences in the rights of Nascent shareholders and Evolution shareholders under their respective articles of incorporation and bylaws, and there are no significant differences concerning the rights of shareholders to amend the articles and bylaws, to approve a merger, to remove a director or to call a special meeting.


                                  THE COMPANIES

NASCENT

     Since its inception on July 25, 1997, Nascent, a Nevada corporation has not engaged in any operations other than organizational matters. It was formed specifically to be a "blank check" or "clean public shell" corporation, for the purpose of either merging with or acquiring an operating company with a history of operating assets. Nascent is a "clean public shell" because it has not commenced operational activities, and has no debt liabilities. Nascent has not been involved in any litigation nor has it had any prior regulatory problems or business failures.

     The executive offices of Nascent are located at 10130 East Winding Trail, Tucson, Arizona 85749. Its telephone number is (520) 577-1516. The President, Secretary and sole director of the Company is Daniel L. Hodges.

     As the sole director and officer of Nascent, Mr. Hodges commenced implementation of Nascent's principal business purpose, which was to seek merger or acquisition candidates. Nascent intended to seek to acquire assets or shares of an entity actively engaged in business, which generates revenues, in exchange for its securities. Nascent did not intend to limit itself to any particular field or industry.

     Mr. Hodges has had a controlling interest in numerous shell companies, which have effected mergers or acquisitions similar to that which Nascent has sought. In these situations, Mr. Hodges has typically sold his controlling interests in the shell companies for cash. The other shareholders of the shell companies received interests in the applicable new company as a result of the merger or acquisition.

     Competition. Nascent is an insignificant participant which competes among firms which engage in business combinations with, or financing of, development stage enterprises. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personnel resources, technical expertise and experience than Nascent in this field. In view of Nascent's limited financial resources and management availability, Nascent continues to be at a significant competitive disadvantage.

     Regulation and Taxation. Nascent intended to structure a merger or acquisition in such a manner as to minimize federal and state tax consequences to Nascent and to any target company.

     Patents.  Nascent  owns  no  patents  and  no  Internet  domain  names.

     Employees. Nascent has no full-time or part-time employees. Mr. Hodges, the sole officer and director of Nascent, allocated a nominal portion of his time to the activities of Nascent, without compensation.

     Legal Proceedings. Nascent is not subject to any pending litigation, legal proceedings or claims.

EVOLUTION

     Evolution is a multimedia branding company in the process of developing brand "image" and revenue streams by creating proprietary events that are leveraged into media, sponsorship, Internet and retail opportunities, and which are designed to satisfy the entertainment desires of "Generation Y,"a categorization of the 15-30 year old age group, which is expected to be the most powerful market segment in U.S. history. Evolution hopes to exploit its brand name recognition through the development and sale of branded merchandise apparel, accessories and other products throughout the Generation Y marketplace.

     Generation Y has discretionary income and the time available to spend it. They are a growing demographic for not only traditional retail but online retail as well. Due to Evolution's ability to reach this generation via multiple media such as the Internet, print and TV, management believes the company is in a unique position to exploit the demand of a very "wired" and technologically savvy Generation Y. Evolution is organized into three divisions:

     EVOLUTION  EVENTS  is partnering or proposes to partner with extreme sports
     -----------------
and fashion modeling agencies to leverage popular extreme sports stars, fashion models and celebrities into compelling vehicles targeted to and highly desired by Generation Y.

     EVOLUTION  MERCHANDISE  is  expected  to  develop  its  own  fashion  and
     ----------------------
accessories product lines by designing its own products and by acquiring companies with proprietary product lines. Starting with fashion, extreme sports wear and developing a line of "extreme street-wear," Evolution expects to capture catalog, e-commerce, and retail market share for further servicing of its market and building of its brand.

     EVOLUTION.TV (EVTV) is the media division.  Providing the public interface,
     ------------
EVTV consists of a production group that develops cutting-edge television; multimedia and broadband programming based on and around Evolution events and featured talent. It also has responsibility for television programming distribution, web site development and contextual e-commerce. Its goal is to be the best source available for information and entertainment related to extreme sports stars, fashion models and celebrities.

     Revenue/Net Losses. To date, Evolution has earned no revenues from business operations/activities and has realized a net loss of $4,312,533. Within the next three to five years, Evolution expects to begin to generate revenues by developing leading edge Web content through the utilization of its own events, strengthened by its strategic partners' talent, coupled with the development of unique consumer merchandise offerings, sold through catalog, retail, online and contextual based e-commerce channels.

     Employees. Evolution currently has 25 full-time employees, of which 9 are in administration/management, 7 are in sales and marketing, 6 are in programming and related activities, and 3 in new media.

     Description of Property. Evolution maintains offices in 1,424 square feet of space at 6100 Wilshire Boulevard in Los Angeles. The lease provides for $3,560 per month of minimum lease payments, plus pro-rata share of operating expenses and taxes, on a month to month term. Evolution has executed a lease for 5,157 square feet at 5757 Wilshire Boulevard to provide for the continued expansion of Evolution. The lease provides for a term of 2 years and expires in July 2002 at an annual cost of $142,333, plus its share of operating expenses and property taxes.

     Legal Proceedings. Vogue Magazine & Conde Naste. Nascent has been informed via a demand letter by counsel for Advance Magazine Publishers, Inc., the publisher of Vogue Magazine & Conde Naste, that it will initiate litigation against Evolution for non-payment of its obligations to Vogue Magazine & Conde Naste pursuant to an agreement, dated July 25, 2000. The letter seeks payment of approximately $1,360,000, the net amount of the contract. The letter does not specify which court the suit will be filed in, but does identify New York as the venue. While Evolution acknowledges that it is obligated for some of the amount claimed by Vogue Mag z ne & Conde Naste, it believes it has a significant offset for services not provided.

     Nascent has been informed via a demand letter by counsel for a former employee, that she will initiate litigation against Evolution for an alleged breach due to non-payment of its obligations to her pursuant to an employment agreement, dated August 14, 2000. The letter further states that, as a result of these alleged breaches, she was terminated without cause and seeks damages of the remaining amounts due under the contract (allegedly $117,500) plus punitive damages. Evolution will contest this matter vigorously and believes it has significant defenses to the claim.

             EVOLUTION MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

     Evolution  is  projecting  a  loss  for  it's  upcoming  fiscal year ending
September 30, 2001. In addition, it is anticipating losses and cash flow deficits from Evolution's operations for at least the next 12 months. It is expected  that  this  loss  will  be  caused  primarily  by:

     -     development  completion  costs  for  production  and  web-site
     -     startup,  including  personnel,  costs
     -     marketing  costs,  including  launch  of  various  events
     -     content  acquisition  and  development  costs
     -     inventory  acquisition  costs

     Evolution estimates that a total of $29,805,000 will be spent on each category as follows:

Technical  Development  Costs,
     including  hardware  and  software     $  3,744,000
Start-up  Costs                                4,363,000
Inventory                                      1,000,000
Event  Costs                                   9,184,000
Production/new  media                          4,469,000
Marketing  Costs                               7,045,000
                                              ----------
                                             $29,805,000

These  amounts  exclude  any  revenues  to  be received over the next 12 months.

     Evolution is in the development stage. Consistent with other branding and marketing organizations, expenditures are heavily weighted in favor of its marketing effort. Evolution realizes that these expenditures are necessary in order to develop a profitable merchandising operation as well as programming by allowing it to compete for brand awareness more effectively. In October 2000, Evolution launched it's web-site and event operations by co-hosting and co-sponsoring the Vogue VH-1 Fashion Awards pre and post-parties. Evolution did not realize any revenues from this event, as was originally intended.

     Evolution also expects to continue searching for, and developing content, which either complements or is synergistic with its existing content. At the present time it is difficult for Evolution to determine in detail, the nature, source or value of the content it will attempt to acquire. In the event that Evolution targets a content acquisition or licensing content candidate, it will in all likelihood require additional funding.

     Evolution does not currently have sufficient financial resources to meet the aforementioned funding requirements. Accordingly, Evolution currently is seeking funding from outside sources. At the date hereof, Evolution has no firm commitments from anyone to provide additional funding to Evolution. Any funding that is obtained may take the form of debt or equity or a combination thereof.


                    DESCRIPTION OF EVOLUTION'S CAPITAL STOCK

COMMON  STOCK

     Evolution is authorized to issue up to 100,000,000 shares of its Class A common stock, $.001 par value per share. As of September 30, 2000, there were 15,000,000 Class A shares issued and outstanding.

     Evolution is also authorized to issue up to 3 million shares of Class B non-voting no par common stock. The stock is convertible into Class A voting common stock at the end of one year. This class is reserved for issuance to employees and consultants.

     The rights of holders of common stock are subject to the rights of holders of any preferred stock that may be issued in the future. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. Upon liquidation, dissolution or winding up of Evolution, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not redeemable and has no preemptive or conversion rights.

VOTING  RIGHTS

     Holders of Evolution's Class A common stock are entitled to one vote per share on all matters submitted for shareholders vote, except matters submitted to the vote of another class or series of shares. A majority of the outstanding shares entitled to vote constitute a quorum and action generally is taken by a majority of the votes cast. Class B common stock have no voting rights (except as may be required under applicable law).

DIVIDENDS

     Holders of common stock are entitled to receive dividends out of assets legally available for this purpose at the times and in the amounts as the Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors.

     Evolution has not paid any dividends on its common stock and does not anticipate paying any cash dividends on such stock in the foreseeable future.

MERGER  OR  CONSOLIDATION

     In the event of a merger or consolidation, holders of common stock will vote to approve said action as a class, if a vote is required, and such action shall be approved by the class entitled to vote thereon by a simple majority of all the votes entitled to be cast by that class, a vote of a majority of the shares entitled to vote being necessary for approval. In any merger or consolidation, holders of common stock must be treated equally per share.

PREFERRED  STOCK

     Evolution is authorized to issue up to 10,000,000 shares of preferred stock, no par value per share. At September 30, 2000, and presently, there are no outstanding shares of preferred stock.

     The Board of Directors is empowered, without approval of the shareholders, to cause shares of preferred stock to be issued from time to time in one or more series, and the Board of Directors may fix the number of shares of each series and the designation, powers, privileges, preferences and rights and the qualifications, limitations and restrictions of the shares of each series.

                        THE NASCENT SHAREHOLDERS' MEETING

     The Special Meeting of security holders of Nascent common stock will be on _______________, 2001, to be held at 10130 E. Winding Trail, Tucson, Arizona at 9:00 a.m. The approximate date on which the proxy statement and form of proxy are first to be sent or given to security holders is _______________, 2000.

     At the meeting we propose to consider the approved and adoption of the Plan of Merger with Evolution USA, Inc. and any other business properly brought before the Special Meeting or any adjournment or postponement thereof.

REVOCABILITY  OF  PROXY

     If the enclosed proxy is executed and returned, it will be voted on the proposals as indicated by the shareholder. The proxy may be revoked by the shareholder at any time prior to its use by notice in writing to the Secretary of Nascent, by executing a later dated proxy and delivering it to Nascent prior to the meeting or by voting in person at the meeting.

DISSENTERS'  RIGHTS  OF  APPRAISALS

     Appendix B to this proxy statement/prospectus is a copy of the Nevada statute governing the rights of shareholders who dissent from a vote in favor of the merger.

PERSONS  MAKING  THE  SOLICITATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Nascent of proxies for use at the Special Meeting of Stockholders of Nascent to be held on _________ , 2001, and any adjournments thereof.

     There were outstanding at the close of business on __________, 2000, the record date for determination of the shareholders of Nascent entitled to notice of and to vote at the Special Meeting, 1,000,000 shares of common stock of Nascent entitled to one vote per share. Only shareholders of record on __________, 2000, are entitled to notice of and to vote at the meeting. The proxy does not affect the right to vote in person at the meeting, and may be revoked at any time prior to the voting thereof. The presence of two persons entitled to vote constitute a quorum. The affirmative vote of the holders of shares present or represented by proxy at the meeting must exceed the negative votes cast for the adoption of the proposals described in this proxy statement/prospectus.

     The Board of Directors knows of no other matters likely to be brought before the Special Meeting other than those mentioned above. However, if any other matters not now known or determined, properly come before the meeting or any adjournments thereof, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters pursuant to discretionary authority granted in the proxy.

     Shareholders are urged to sign the accompanying form of proxy, solicited on behalf of the Board of Directors of Nascent, and to return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the shareholders directions. If no directions is given proxies will be voted in accordance with the recommendations of the Board of Directors set forth in this proxy statement/prospectus. A shareholder who wishes to designate a person or persons to act as his or her proxy at the meeting, other than the proxies designated by the Board of Directors, may strike out the name appearing on the enclosed form and transmit it directly to such other designated person or persons for use at the meeting.

     The expense of the Board of Directors' proxy solicitation will be borne by Nascent. In addition to the solicitation of proxies by use of the mails, the officer and director of Nascent (who will receive no additional compensation therefor) may solicit proxies by telephone, telegraph or personal interview. Nascent will, upon request, reimburse nominees, custodians, and fiduciaries for the expense in forwarding proxy materials to their principals.

INTEREST  OF  CERTAIN  PERSON  IN  MATTERS  TO  BE  ACTED  UPON

     Officer and Director. Daniel L. Hodges constitutes the entire Board of Directors of Nascent and its sole officer and as a result of the merger will received 100,005 shares.

VOTING  SECURITIES  AND  PRINCIPAL  HOLDINGS  THEREOF

     Nascent's shareholders of record at the close of business on ___________, 2000, will be entitled to vote on all matters. On the record date Nascent had 1,000,000 shares of Nascent common stock outstanding. The holders of Nascent common stock are entitled to one vote per share. Nascent has no class of voting securities outstanding other than the Nascent common stock. In accordance with the Plan of Merger, 773,333 of Daniel L. Hodges' Nascent shares will be cancelled resulting in 206,667 shares of Nascent common stock outstanding at the effective date of the merger.

SECURITY  OWNERSHIP  OF  NASCENT  SHARES  BY  CERTAIN  BENEFICIAL  SHAREHOLDERS

     The following table presents certain information regarding beneficial ownership of the Nascent's common stock as of December 1, 2000: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) sole director and executive officer of the Nascent, and (iii) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                      Name and Address              Ownership
Title of Class                     of Beneficial Ownership    Amount of Beneficial
-------------------------------  ---------------------------  ---------------------
Common                                Daniel L. Hodges                   800,000(1)
                                  President and Director
                                   2102 N. Donner Avenue
                                     Tucson, AZ  85749

Common                               Fremont Holdings A.V.V.                50,000
                                    160 L.G. Smith Boulevard
                                 Sun Plaza Building, Suite 309
                                       Oranjestad, Aruba


                                      -17-

Common                                 Highplace Limited                    50,000
                                      Craigmuir Chambers
                                         P. O. Box 71
                                     Road Town, Tortola
                                   British Virgin Islands

Common                                 Southey Limited                      50,000
                                       P. O. Box 320
                                  18 St. George's Street
                                          Douglas
                                        Isle of Man
                                         IM99 2QB
                                  DX 134803 Isle of Man

Common                            Wedgwood Holdings Limited                 50,000
                                       P. O. Box 344
                                      5 Castle Street
                                 St. Helier, Jersey, JE4 8UZ
                                      Channel Islands

Common                           All directors and executive               800,000
                                   officers as a group

(1) As part of the Plan of Merger, Mr. Hodges has agreed to the cancellation of 793,333 of his shares.

VOTING  PROCEDURES

     Two persons present and entitled to vote constitute a quorum at any shareholders' meeting. A member may by proxy appoint a proxy holder to vote for him or her on a poll. Every shareholder who is present in person and entitled to vote at that occurrence shall have one vote and on a poll every member present in person or represented by proxy or other proper authority shall have one vote for each share of which he or she is the registered holder. Nascent has no class of voting securities outstanding other than its common stock. Adoption of the Plan of Merger will require an affirmative vote by a majority of the votes cast. The proxies named in the enclosed proxy card may, at the direction of the Board, vote to adjourn or postpone the Special Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of a proposal or otherwise.

EXECUTIVE  COMPENSATION  OF  THE  DIRECTORS  AND  OFFICERS  OF  NASCENT

     None

                         MANAGEMENT FOLLOWING THE MERGER

     The following table sets forth the names, positions with Evolution and ages of the directors and executive officers of Evolution following the merger. The sole director of Evolution was elected at Evolution's annual meeting of stockholders in June, 1999. All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, at the discretion of the Board, but subject to the terms of their employment agreements.

NAME OF DIRECTOR/OFFICER         AGE                 POSITION(S) WITH COMPANY
DIRECTOR SINCE            -----------------  ----------------------------------------
------------------------
George Fleming . . . . .                 39  Chairman of the Board, President & Chief
May 20, 2000                                 Executive Officer

Gary L. Diamond. . . . .                 45  Chief Financial Officer, Treasurer, and
May 20, 2000                                 Secretary

     GEORGE  FLEMING,  DIRECTOR  (CHAIRMAN), PRESIDENT & CHIEF EXECUTIVE OFFICER

     Mr. Fleming has been Evolution's President and Chief Executive Officer since it's inception. Since 1997, he has been a businessman and entrepreneur, launching E-charge, Inc. an online credit card company based in Seattle, Washington and in Vancouver, Canada. Prior to that, Mr. Fleming was a financial consultant with Canaccord Capital for five years.

GARY  L.  DIAMOND,  CHIEF  FINANCIAL  OFFICER,  TREASURER  &  SECRETARY

     Mr. Diamond is a Certified Public Accountant in the State of New York and is a qualified valuation expert in Florida. Prior to joining Evolution on November 15, 1998, Mr. Diamond was a director, Chief Financial Officer and Treasurer of Showstar On-Line.com, an internet art portal trading on the Bulletin Board. For the period from 1997 to 1998, Mr. Diamond was self-employed as a financial consultant, providing transaction advisory services. For the period from 1994 to 1997, he was Chief Financial Officer and Treasurer of American Casino Entertainment Services, Ltd. From 1992-1994, he was Chief Financial Officer of Nu-Image, a film production and distribution company.

                             PRINCIPAL STOCKHOLDERS

     The following table presents information regarding the beneficial ownership of Evolution's common stock as of October 31, 2000 for:

- each person who is known to Evolution to be the beneficial owner of more than 5% percent of the outstanding common stock;

-     each  of  Evolution's  directors;

-     each  of  the  Named  Executive  Officers;

-     all  of  Evolution's  directors  and  executive  officers  as  a  group.

NAME AND ADDRESS OF BENEFICIAL OWNER  AMOUNT AND NATURE OF   PERCENT
                                      BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------  ---------------------  --------

        Evolution Holdings, L.P. (1)            13,000,000     72.22%
        Seattle, Washington

        All Directors and Officers as a Group   13,000,000     72.22%

(1)  Beneficially  owned  or  controlled  by  George  Fleming.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Evolution has borrowed $2,387,031 from Evolution Management, Inc. the general partner of Evolution's principal shareholder, which borrowings were used to support startup operations. The borrowings are evidenced by promissory notes which are due as follows:

               March  31,  2001     $  500,000
               March  31,  2002     $1,887,031

     Interest is due in arrears at the rate of Citibank's prime plus 1 per cent. Accrued interest of $30,331 is included in accrued interest on the balance sheet as of September 30, 2000.

                             EXECUTIVE COMPENSATION

     George Fleming, President and Chief Executive Officer, from May 20, 2000, to September 30, 2000, received no compensation. No other executive officer had salary and bonus that exceed $100,000 for services rendered to Evolution. As part of his employment agreement, Gary L. Diamond received a grant of 500,000 Class B non-voting common stock. Mr. Diamond's Class B shares shall vest over a period of eighteen months, on a quarterly basis of 83,333 shares per quarter.

                             EVOLUTION  USA,  INC.
                              AND  SUBSIDIARIES

                      (A  DEVELOPMENT  STAGE  COMPANY)

                                    -:-

                        INDEPENDENT  AUDITOR'S  REPORT

                           SEPTEMBER  30,  2000

                           CONTENTS
                                                         Page
                                                         -----

Independent Auditor's Report . . . . . . . . . . . . .   F - 1

Consolidated Balance Sheet
  September 30, 2000   . . . . . . . . . . . . . . . .   F - 2

Consolidated Statements of Operations for the Period May 19, 2000 (inception) to September 30, 2000 F - 3

Consolidated Statement of Stockholders' Equity
 Since May 19, 2000 (inception) to September 30, 2000 .  F - 4

Consolidated Statements of Cash Flows for the
  Period May 19, 2000 (inception) to September 30, 2000  F - 5

Notes to Consolidated Financial Statements . . . . . .   F - 6

                          INDEPENDENT AUDITOR'S REPORT


Evolution  USA.  Inc.
(A  Development  Stage  Company)


     We have audited the accompanying consolidated balance sheet of Evolution USA. Inc. and subsidiaries (a development stage company) as of September 30, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the period May 19, 2000 (inception) to September 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Evolution USA. Inc. and subsidiaries (a development stage company) as of September 30, 2000, and the results of its operations and its cash flows for the Period May 19, 2000 (inception) to June 30, 2000 in conformity with generally accepted accounting principles.

                                        Respectfully  submitted


                                        /s/  Robison,  Hill  &  Co.
                                        Certified  Public  Accountants

Salt  Lake  City,  Utah
November  3,  2000

                              CONSOLIDATED BALANCE SHEET
                               AS OF SEPTEMBER 30, 2000

                                        ASSETS

CURRENT ASSETS:
  Cash                                                                   $     7,181
  Inventory                                                                  239,245
  Prepaid Event Costs and other
  Current Assets                                                             367,665
TOTAL CURRENT ASSETS                                                                   $   614,091

PROPERTY AND EQUIPMENT, AT COST:
  Computers and Office Equipment                                             133,935
  Website Development                                                        165,158
  Leasehold Improvements                                                       7,672
                                                                             306,765
  Less: Accumulated Depreciation                                             (14,042)
PROPERTY AND EQUIPMENT, NET                                                                292,722

OTHER ASSETS:
  Security Deposits                                                          113,414
  Restricted Cash                                                             30,000
  Investments                                                                150,000
                                                                             293,414

TOTAL ASSETS                                                                           $ 1,200,227

                           LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts Payable and Accrued Expenses                                  $ 2,095,398
  Accrued Interest Affiliate                                                  30,331
  Current Maturities of Long-term Debt                                       500,000
TOTAL CURRENT LIABILITIES                                                              $ 2,625,729

LONG-TERM DEBT - NOTES PAYABLE - SHAREHOLDER                               1,887,031

COMMITMENTS

STOCKHOLDERS' DEFICIT
  Common Stock - Class A Voting, No Par Value
    Authorized - 100,000,000 shares, Issued 15,000,000                     1,000,000
  Common Stock - Class B Non-Voting, No Par Value
    Authorized - 3,000,000 shares, Issued - none
  Accumulated Deficit                                                     (4,312,533)
TOTAL STOCKHOLDERS' DEFICIT                                                            (3,312,533)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                           $ 1,200,227

      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                             EVOLUTION  USA,  INC.
                      (A  DEVELOPMENT  STAGE  COMPANY)
              CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'  EQUITY
  FOR  THE  PERIOD  FROM  INCEPTION  (MAY  19,  2000)  TO  SEPTEMBER  30,  2000

                                                           Cumulative
                                      Period from            Since
                                       Inception           Inception
                                     (May 19, 2000)     (May 19, 2000)
                                           to             Development
                                   September 30, 2000        Stage
                                  --------------------  ---------------

REVENUES                          $                 -   $            -
  Event Production                           1,329,06        1,329,062
  Technical Development                        66,771           66,771
  Marketing and Advertising                 1,366,568        1,366,568
  General and Administrative                1,391,766        1,391,766
  Interest Expense                             30,331           30,331
  Loss on Settlement of Contact               128,035          128,035
TOTAL EXPENSES                              4,312,533        4,312,533

NET LOSS                          $        (4,312,533)  $   (4,312,533)

BASIC AND DILUTED LOSS PER SHARE  $             (0.29)

   The accompanying notes are an integral part of these financial statements.

                                                                                     Deficit
                                                                                    Accumulated
                                                                                      Since
                                                                                    Inception
                                                                                  (May 19, 2000)
                                                 Common Stock       Accumulated    Development
                                               Shares      Value    Deficit           Stage
BALANCE AT MAY 19, 2000                             -       $  -    $      -        $       -

  May 19, 2000 Issuance of Common Shares
  for Payment of Accounts Payable                  10    276,017
                                                         723,983

  1,500,000 to 1 split of common stock     14,999,990        -

  Net Loss                                                            (4,312,533)     (4,312,533)

BALANCE AT SEPTEMBER 30, 2000              15,000,000   $1,000,000   $(4,312,533)   . $(4,312,533)

   The accompanying notes are an integral part of these financial statements.

                                    EVOLUTION USA, INC.
                               (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE PERIOD FROM INCEPTION (MAY 19, 2000) TO SEPTEMBER 30, 2000

                                                                              Cumulative
                                                          Period from            Since
                                                           Inception           Inception
                                                         (May 19, 2000)     (May 19, 2000)
                                                               to             Development
                                                       September 30, 2000        Stage

CASH FLOWS FROM OPERATING ACTIVITIES :
--------------------------------------

NET LOSS                                              $        (4,312,533)  $   (4,312,533)

Adjustments used to reconcile net income to net cash provided by (used in) operating activities:

  Depreciation and Amortization                                    14,042           14,042
  Currency translation adjustment                                       -                -

Changes in operating assets and liabilities:
  (Increase) Decrease in Inventory                               (239,245)        (239,245)
  (Increase) Decrease in Prepaid Expenses
    and Other Current Assets                                     (367,665)        (367,665)
  Increase (Decrease) in Accounts Payable                       2,095,398        2,095,398
  Increase (Decrease) in Accrued Interest                          30,331           30,331
NET CASH USED IN OPERATING ACTIVITIES                          (2,779,672)      (2,810,003)

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------

Acquisition of property and equipment                            (306,765)        (306,765)
Increase in Deposits                                             (113,414)        (113,414)
Increase in Restricted Cash                                       (30,000)         (30,000)
Investment in Teton Gravity Research, Inc.                       (150,000)        (150,000)
NET CASH USED IN INVESTING ACTIVITIES                            (600,179)        (600,179)

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------

Capital Contibuted by Shareholder                               1,000,000        1,000,000
Issuance of Notes Payable - Shareholder                         2,387,031        2,387,031
NET CASH PROVIDED BY FINANCING ACTIVITIES                       3,387,031        3,387,031

Net Increase in Cash and Cash Equivalents                           7,181          (23,150)
Cash and Cash Equivalents - Beginning of Period                         -                -
Cash and Cash Equivalents - End of Period             $             7,181   $      (23,150)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid during the year for:
  Interest                                            $                 -   $            -
  Franchise and income taxes                          $                 -   $            -

The  accompanying  notes  are  an  integral  part  of these financial statements

                               EVOLUTION USA, INC.
                               -------------------
                          (A Development Stage Company)
                          -----------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
          FOR THE PERIOD MAY 19, 2000 (INCEPTION) TO SEPTEMBER 30, 2000
          -------------------------------------------------------------

NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
-----------------------------------------------------------------------------

     This summary of accounting policies for Evolution USA. Inc. and subsidiaries is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization  and  Basis  of  Presentation
------------------------------------------

     The Company was incorporated under the laws of the State of Washington on May 19, 2000 under the name of Evolution U.S., Inc. At a special shareholder's meeting held June 21, 2000, the Corporation's name was changed to Evolution USA, Inc. Since May 19, 2000, the Company is in the development stage, and has not commenced planned principal operations.

     The Company's executive offices are in Los Angeles, California, USA and Vancouver, B.C. Canada. The Company is principally engaged in the fashion and merchandising business and entertainment industries in the United States and Canada with the objective of building brand recognition with products and services directed at the 13-30 age group.

Nature  of  Business
--------------------

     The Company is in the fashion and merchandising business and entertainment industries in the United States and Canada with the objective of building brand recognition with products and services directed at the 13-30 age group.

     On September 12, 2000, the Company initiated it's event operations by hosting, in conjunction with the Latin Grammy Awards, "Latin Style", a fashion show which also represented the announced "soft" launch of it's web-site www.evolution.tv. The Company was organized as a vehicle to seek merger or
----------------
acquisition candidates to augment it's internally developed operations. The Company intends to position itself to evolve into a vertically integrated, diversified global media and merchandising company. The Company intends to acquire a number of diversified entertainment and merchandising companies that will allow for the pursuit of opportunities currently available in the global marketplace.

     The Company anticipates generating revenues from several sources, including, merchandising, production of new feature films and programming of extreme sports events for both traditional media as well as new media (broadband), as well as expanding into other areas of the entertainment industry that are synergistic with it's key markets.

                               EVOLUTION USA, INC.
                               -------------------
                          (A Development Stage Company)
                          -----------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
          FOR THE PERIOD MAY 19, 2000 (INCEPTION) TO SEPTEMBER 30, 2000
          -------------------------------------------------------------
                                (Continued)
                                -----------

Principles  of  Consolidation
-----------------------------

     The consolidated financial statements include the accounts of Evolution USA, Inc. and its wholly-owned subsidiaries, Evolution Acquisition Corporation, Evolution Television, Inc., Evotique, Inc., Evolution Agency, Inc., evolutionmodels, Inc., and Evolution Talent Agency, Inc. All significant inter-company accounts and transactions have been eliminated.

              a)    Inventory

     Inventories, comprising apparel and merchandise for the Company's catalog and e-commerce operations, is stated at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) method.

               b)    Investments

     The Company carries its investment in Teton Gravity Research at cost. In the event that it's investment becomes impaired, the Company will record a valuation allowance to reflect such impairment

Advertising  Expense
--------------------

     Advertising  costs  are  expensed  when  the  services  are  provided.

Cash  and  Cash  Equivalents
----------------------------

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness  of  Estimates
----------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               EVOLUTION USA, INC.
                               -------------------
                          (A Development Stage Company)
                          -----------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
          FOR THE PERIOD MAY 19, 2000 (INCEPTION) TO SEPTEMBER 30, 2000
          -------------------------------------------------------------
                                (Continued)
                                -----------

     NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT ACCOUNTING POLICIES
     ---------------------------------------------------------------------------
(Continued)
-----------

Foreign  Currency  Translation
------------------------------

     The functional currency of the Company is both Canadian and United States dollars. Balance sheet accounts are translated to U.S. dollars at the current exchange rate as of the balance sheet date. Income statement items are translated at average exchange rates during the period. The resulting translation adjustment is recorded as a separate component of stockholders' equity.

Property  and  Equipment
------------------------

     Property and equipment is stated at cost. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis from 3 to 5 years.

     Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

     Expenditures for maintenance and repairs are charged to expense as incurred. Major overhauls and betterments are capitalized and depreciated over their useful lives.

Loss  per  Share
----------------

     The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:
                                                                 Per-Share
                                      Income          Shares       Amount
                                  --------------  -------------  ----------
                                    (Numerator)   (Denominator)

                                  For the Period May 19, 2000 (inception)
                                  ---------------------------------------
                                          to September 30, 2000
                                          ----------------------
BASIC  LOSS  PER  SHARE
   Loss to common shareholders    $  (4,312,533)     15,000,000  $   (0.29)
                                  --------------  -------------  ----------

     The effect of outstanding common stock equivalents would be anti-dilutive for September 30, 2000 and are thus not considered.

                               EVOLUTION USA, INC.
                               -------------------
                          (A Development Stage Company)
                          -----------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
          FOR THE PERIOD MAY 19, 2000 (INCEPTION) TO SEPTEMBER 30, 2000
          -------------------------------------------------------------
                                   (Continued)
                                   -----------

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

Intangible  Assets
------------------

Software and website rights were purchased and/or developed for internal-use and are amortized on a straight-line basis over three to five years. Software rights are capitalized after preliminary project stage is completed. Capitalization of computer software cost is discontinued when the computer software product is substantially complete and ready for its intended use. Cost for maintenance and support are charged to expense when incurred. Management regularly assesses the carrying amount of intangible assets and where, in their opinion, the value is less than the carrying amount, the loss is recognized immediately. Unamortized computer software costs that have been capitalized are reported at net realizable value. The Company identifies and records impairment losses on intangible assets when events and circumstances indicate that such assets might be impaired. The Company considers factors such as significant changes in the regulatory or business climate and projected future cash flows from the respective asset. Impairment losses are measures as the amount by which the carrying amount of intangible asset exceeds its fair value.


NOTE  2  -  INCOME  TAXES
-------------------------

     In accordance with SFAS 109, the Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement reporting and the tax bases of the assets and liabilities, and are measured at the enacted tax rates that will be in effect when the differences are expected to reverse. Such differences principally arise from the timing of income and expense recognition for accounting and tax purposes.

     The application of SFAS 109 does not have any material effect on the assets, liabilities, or operations for the periods presented in these financial statements. Deferred tax assets arising from the Company's net operating loss carryforwards have been fully offset by a valuation allowance.

     At September 30, 2000, the Company has net operating loss carryforwards for income tax purposes of approximately $4,000,000 which are available to offset future taxable income. The Company's utilization of these carryforwards may be restricted due to changes in ownership during the year. The components of the deferred tax asset as of September 30, 2000 are as follows:

                          EVOLUTION  USA,  INC.
                          ---------------------
                     (A  Development  Stage  Company)
                     --------------------------------
                     NOTES  TO  FINANCIAL  STATEMENTS
                     --------------------------------
     FOR THE PERIOD MAY 19, 2000 (INCEPTION) TO SEPTEMBER 30, 2000
     -------------------------------------------------------------
                               (Continued)
                               -----------

NOTE  2  -  INCOME  TAXES  (Continued)
--------------------------------------
                                            September
                                                30,
                                         ------------------
                                               2000
                                         ------------------
Deferred  Tax  Asset:
  Net  operating  loss  carryforward     $                -
------------------------------------
Valuation  Allowance
                                         ------------------

Net Deferred Tax Asset                   $                -
                                         ==================

NOTE  3  -  DEVELOPMENT  STAGE  COMPANY
---------------------------------------

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE  4  -  COMMITMENTS
-----------------------

     As of September 30, 2000 the majority of activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

     The Company leases office premises under a lease expiring in October 2003. The Company leases office equipment under a lease expiring August 22, 2000. Future minimum lease payments over the next five years are as follows:


                             Equipment          Real Property
                             ---------          -------------
              2001      $              2,496          $          230,772
              2002                         -                     230,772
              2003                         -                     195,189
              2004                         -                      73,700
              2005                         -                           -
                             ---------------          ------------------
             Total      $              2,496          $          730,433
                             ---------------          ------------------

                            EVOLUTION  USA,  INC.
                            ---------------------
                      (A  Development  Stage  Company)
                      --------------------------------
                      NOTES  TO  FINANCIAL  STATEMENTS
                      --------------------------------
          FOR THE PERIOD MAY 19, 2000 (INCEPTION) TO SEPTEMBER 30, 2000
          -------------------------------------------------------------
                               (Continued)
                               -----------

NOTE  4  -  COMMITMENTS  (continued)
------------------------------------

The leases generally provides that insurance, maintenance and tax expenses are obligations of the Company. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.

     Rent  expense  for  September  30,  2000  was  $66,529.

     In July 2000, the Company entered into an agreement with Vogue Magazine to co-sponsor various fashion events and produce advertising inserts to be placed in Vogue Magazine. The Agreement requires that the Company pay approximately $1.5 million to Vogue for such rights. These payments are exclusive of any production costs related to such events and advertising.

          2.     The  Grammy  Foundation
     Also in July 2000, the Company entered into a three-year agreement with the Grammy Foundation to produce the fashion shows in conjunction with the Foundation's annual Grammy Awards and Latin Grammy Awards honoring performing recording artists. In consideration for the exclusive right to produce and broadcast these shows, the Company is obligated to pay $250,000 per year for a general sponsorship to the Grammy Foundation, $175,000 per year for 2 years with respect to the Women in Music Program, $100,000 per event as a guaranteed advance prior to each event.

          3.     Teton  Gravity  Research
     In August 2000, the Company entered into an agreement with Teton Gravity Research, Inc., ("TGR") an extreme sports production company and catalog operation. The agreement provides for the Company to acquire 5% of the outstanding common stock of TGR for $400,000, and an option to acquire another 15% for an amount to be determined based upon a valuation of TGR. In Addition, the parties have agreed to create a joint venture whereby TGR is to provide content in the form of extreme sports films and merchandise for the Company's catalog and web-site, and the Company will fund all costs of the venture. The amount of funding has not been agreed to as of the financial statement date. As of September 30, 2000 the Company is obligated to pay $250,000 to be applied to the purchase of the 5% investment.

          4.     Company  Model  Management
     In July 2000, the Company agreed to acquire the assets and talent contracts, subject to model obligations, of Company Model Management, Inc., a leading model agency. In October 2000, the Company determined that it would not be in its best interests to consummate the acquisition and terminated the agreement. The Company and Company Model Management are in negotiations to

                            EVOLUTION  USA,  INC.
                            ---------------------
                      (A  Development  Stage  Company)
                      --------------------------------
                      NOTES  TO  FINANCIAL  STATEMENTS
                      --------------------------------
          FOR THE PERIOD MAY 19, 2000 (INCEPTION) TO SEPTEMBER 30, 2000
          -------------------------------------------------------------
                               (Continued)
                               -----------

NOTE  4  -  COMMITMENTS  (continued)
------------------------------------

settle with respect to the financial implications of the agreement. In accordance with Financial Accounting Standards Board Statement Number 5, the Company has provided for a loss of $100,000 based upon a proposed settlement amount submitted to Company Model Management.


NOTE  6  -  NOTES  PAYABLE  -  AFFILIATE.
-----------------------------------------

     The Company has borrowed $2,387,031 from Evolution Management, Inc. the general partner of the Company's principal stockholder, which borrowings were used to support startup operations. The borrowings are evidenced by promissory notes which are due as follows:

                    March  31,  2001           $   500,000
                    March  31,  2002           $ 1,887,031

     Interest is due in arrears at the rate of prime plus 1 per cent. Accrued interest of $30,331 is included in accrued interest on the balance sheet as of September 30, 2000.


NOTE  6  -  MERGER
------------------

On September 11, 2000 the Company entered into a Letter of Intent with Nascent Technologies, Inc. ("Nascent") (a public company). The Letter of Intent provides for companies to merge in a share exchange. The existing stockholders of Nascent will retain .7% of the merged company with Evolution stockholders owning 99.3%. The acquisition will be reported as a reverse acquisition with Evolution being the survivor for accounting purposes

                            Nascent Technology, Inc.

                          INDEPENDENT AUDITOR'S REPORT

                               September 30, 2000

Independent  Auditor's  Report . . . . . . . . . . . . . . . . . . .    F-1

Condensed  Balance  Sheets  as  of  December  31,  1999
  and  September  30,  2000  . . . . . . . . . . . . . . . . . . . .    F-2

Condensed  Statements  of  Operations  for  the  Three  and
  Nine  Month  Periods  Ended  September  30,  2000  and  1999 . . .    F-3

Condensed  Statements  of  Cash  Flows  for  the  Nine  Month
  Periods  Ended  September  30,  2000  and  1999 . . . .  . . . . .    F-4

  Notes  to  Unaudited  Condensed  Financial  Statements.  . . . . .    F-5

                        INDEPENDENT ACCOUNTANTS' REPORT

                            Nascent Technology, Inc.
                        (A  Development  Stage  Company)

     We have reviewed the accompanying balance sheets of Nascent Technology, Inc. (a development stage company) as of September 30, 2000 and December 31, 1999, and the related statements of operations for the three and nine month periods ended September 30, 2000 and 1999, and cash flows for the nine month periods ended September 30, 2000 and 1999. These financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statement taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

                              Respectfully  submitted



                              /s/  Robison,  Hill  &  Co.
                              ------------------------------
                              Certified  Public  Accountants


Salt  Lake  City,  Utah
November  3,  2000

                            NASCENT TECHNOLOGY, INC.
                             _______________________

                        (A  Development  Stage  Company)
                             _______________________

                                 BALANCE  SHEETS
                             _______________________

                                                  September 30,    December 31,
                                                      2000             1999
                                                 ---------------  --------------

ASSETS:                                          $            -   $           -
                                                 ===============  ==============

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Account Payable                                  $          338   $           -
                                                 ===============  ==============

     Total Liabilities

Stockholders' Equity:
Common Stock, Par value $.001
  Authorized 100,000 shares,
  Issued 1,000,000 Shares at September 30, 2000
  and December 31, 1999                                   1,000           1,000
  Paid-In Capital                                         1,325             350
  Retained Deficit                                       (1,200)         (1,200)
  Deficit Accumulated During the
     Development Stage                                   (1,463)           (150)
                                                 ---------------  --------------

       Total Stockholders' Equity                          (338)              -
                                                 ---------------  --------------

       Total Liabilities and
       Stockholders' Equity                      $                $           -
                                                 ===============  ==============

                 See accompanying notes and accountants' report.

                            NASCENT TECHNOLOGY, INC.
                            _________________________

                        (A  Development  Stage  Company)
                            _________________________

                           STATEMENTS  OF  OPERATIONS
                            _________________________

                                                                          Cumulative
                                      For the          For the         since October 20,
                                    Three Months     Nine Months             1999
                                       Ended            Ended            Inception of
                                   September  30,     September  30,   Development Stage
                                -----------------  ------------------  -----------------
                                  2000     1999      2000      1999      2000      1999
                                -------  --------  --------  --------  --------  -------
Revenues                        $    -   $      -  $     -   $      -            $     -

Expenses
  General and Administrative    $ (378)  $      -  $(1,313)  $      -              1,463
                                -------  --------  --------  --------            --------

  Net Loss                      $ (378)  $      -  $(1,313)  $      -            $(1,463)
                                =======  ========  ========  ========            ========

Basic & Diluted loss per share  $    -   $      -  $         $      -
                                =======  ========  ========  ========

                                  NASCENT TECHNOLOGY, INC.
                                  _________________________

                               (A  Development Stage Company)
                                  _________________________

                                  STATEMENTS OF CASH FLOWS
                                  _________________________

                                                                                     Cumulative
                                                                                  Since October 20,
                                                                                        1999
                                                                                     Inception of
                                                      For the nine months ended       Development
                                                             September 30,              Stage
                                                      --------------------------  -----------------
                                                         2000          1999
                                                      ----------  --------------
CASH FLOWS FROM OPERATIONS
--------------------------

ACTIVITIES
----------
Net Loss                                              $  (1,311)  $           -   $         (1,463)
Increase (Decrease) in Accounts Payable                     338               -               (138)
                                                      ----------  --------------  -----------------

Net Cash Used in operating activities                      (975)  $               $         (1,325)
                                                      ----------  --------------  -----------------

CASH FLOWS FROM INVESTING
-------------------------
ACTIVITIES:
-----------
Net cash provided by investing activities                     -               -                  -
                                                      ----------  --------------  -----------------

CASH FLOWS FROM FINANCING
-------------------------
ACTIVITIES:
-----------
Capital contributed by shareholder                          975                              1,325
                                                      ----------                  -----------------
Net Cash Provided by
  Financing Activities                                      975               -              1,325
                                                      ----------  --------------  -----------------

Net (Decrease) Increase in
  Cash and Cash Equivalents                                   -               -                  -
Cash and Cash Equivalents
  at Beginning of Period                                      -               -                  -
                                                      ----------  --------------  -----------------

Cash and Cash Equivalents
  at End of Period                                    $       -   $           -   $              -
                                                      ==========  ==============  =================

SUPPLEMENTAL DISCLOSURES OF   CASH FLOW INFORMATION:
----------------------------------------------------
Cash paid during the year for:
  Interest                                            $       -   $           -   $              -
                                                      ----------  --------------  -----------------
  Franchise and income taxes                          $       -   $           -   $             75

SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH INVESTING AND FINANCING ACTIVITIES:  None
-------------------------------------------------------------------------

                            See  accompanying  notes  and  accountants' report.

                            NASCENT  TECHNOLOGY,  INC.
                            -------------------------
                          (A  Development  Stage  Company)
                          -----------------------------
                          NOTES  TO  FINANCIAL  STATEMENTS
                          -----------------------------
     FOR  THE  THREE  AND  NINE  MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
     ---------------------------------------------------------------------------


NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
-----------------------------------------------------------------------------

     This summary of accounting policies for Nascent Technology, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.


     The unaudited financial statements as of September 30, 2000 and for the three and nine months then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three and nine months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.


Organization  and  Basis  of  Presentation
------------------------------------------

     The Company was incorporated under the laws of the State of Nevada on July 25 1997. The Company ceased all operating activities during the period from July 25 1997 to October 20, 1999 and was considered dormant. Since October 20, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature  of  Business
--------------------

     The Company has no products or services as of September 30, 2000. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Cash  and  Cash  Equivalents
----------------------------

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness  of  Estimates
----------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss  per  Share
----------------

     The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                             NASCENT  TECHNOLOGY,  INC.
                             --------------------------
                          (A  Development  Stage  Company)
                          --------------------------------
                          NOTES  TO  FINANCIAL  STATEMENTS
                          -----------------------------
     FOR  THE  THREE  AND  NINE  MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
     ----------------------------------------------------------------------
                                   (Continued)

NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
-----------------------------------------------------------------------------
(CONTINUED)
                                                  Income         Shares       Per-Share
                                               ------------   -------------     Amount
                                               (Numerator)    (Denominator)  ------------

                                            For the three months ended September 30, 2000
                                            ---------------------------------------------
BASIC  &  DILUTED  LOSS  PER  SHARE
Loss  to common shareholders                    $      (352)     1,000,000   $       -
                                               ============   =============  ============

                                            For the nine months ended September 30, 2000

BASIC  &  DILUTED  LOSS  PER  SHARE
Loss  to common shareholders                    $    (1,287)      1,000,000   $      -
                                               ============   =============  ============

                                            For the three months ended September 30, 1999
BASIC  &  DILUTED  LOSS  PER  SHARE
Loss  to common shareholders                    $         -       1,000,000   $      -
                                               ============   =============  ============

                                            For the nine months ended September 30, 1999
BASIC  &  DILUTED  LOSS  PER  SHARE
Loss  to common shareholders                    $         -       1,000,000   $      -
                                               ============   =============  ============

          The effect of outstanding stock equivalents are anti-dilutive for September 30, 2000 and 1999 and are thus not considered.

Reclassification
----------------

     Certain reclassifications have been made in the 1999 financial Statements to conform with the September 30, 2000 presentation.

NOTE  2  -  INCOME  TAXES
-------------------------

     As of September 30, 2000, the Company has a net operating loss carryforward for income tax reporting purposes of approximately $2,000 that may be offset against future taxable income through 2011. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater change the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

NOTE  3  -  DEVELOPMENT  STAGE  COMPANY
---------------------------------------

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

                            NASCENT  TECHNOLOGY,  INC.
                            -------------------------
                          (A  Development  Stage  Company)
                          -----------------------------
                          NOTES  TO  FINANCIAL  STATEMENTS
                          -----------------------------
     FOR  THE  THREE  AND  NINE  MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
     ----------------------------------------------------------------------
                                   (Continued)

NOTE  4  -  COMMITMENTS
-----------------------

     As of September 30, 2000 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the Company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE  5  -  STOCK  SPLIT
------------------------

     On October 20, 1999 the Board of Directors authorized 1,000 to 1 stock split, changed the authorized number of shares to 100,000,000 shares and the par value to $.001 for the Company's common stock. As a result of the split, 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1999 have been restated to reflect the stock split.

                                     EXPERTS

     The financial statements of Evolution for the period from inception (May 20, 2000) to September 30, 2000, included in this proxy statement/prospectus have been audited by Robison, Hill and Company, and have been so included in reliance on the report of Robison, Hill and Company, independent accountants, given on their authority as experts in auditing and accounting.

                      VALIDITY OF EVOLUTION'S COMMON STOCK

     The validity of the common stock subject to this offering will be passed upon for Evolution by Monahan & Biagi, PLLC, Seattle, Washington, counsel to Evolution.

                                                                      APPENDIX A

                                 PLAN OF MERGER
                                     MERGING
                 NASCENT TECHNOLOGY, INC., A NEVADA CORPORATION
                                      INTO
                  EVOLUTION USA, INC., A WASHINGTON CORPORATION

     1. PARTIES TO THE MERGER; EFFECTIVE DATE. Pursuant to the provisions of the Washington Statutes, Nascent Technology, Inc., a Nevada corporation, shall be merged with and into Evolution USA, Inc., a Washington corporation. Evolution shall be the surviving corporation. The merger ("Merger") shall become effective at such time (the "Effective Time") on the date (the "Effective Date") that the articles of merger are filed with the Secretary of State of Washington.

     2. CLOSING. The closing of the merger contemplated by this Agreement shall take place on or before January 30, 2001, at the offices of Troutman Sanders Mays & Valentine, L.L.P., 1660 International Drive, Suite 600, McLean, Virginia 22102, or at such other date and place as the parties may mutually agree. The actual date of such closing is referred to herein as the "Closing."

     2A. EFFECT OF THE MERGER. From and after the Effective Time, (i) Evolution shall continue its corporate existence as a Washington corporation and the separate existence of Nascent shall cease; (ii) the corporate charter/articles of incorporation and bylaws of Evolution in effect immediately prior the Effective Time shall continue to be its charter/articles of incorporation and bylaws until amended or repealed in a manner provided by law; and (iii) each of the directors and officers of Evolution in office immediately prior to the Effective Time shall continue to be the directors and officers of Evolution, if they have not resigned as of the Effective Time, until their respective successors are duly elected or appointed.

     2B.     CONVERSION  OF  OUTSTANDING  SHARES.  Each  share of Nascent Common
Stock that is issued and outstanding immediately prior to the Effective Time will, by virtue of the merger of Nascent and Evolution, at the Effective Time, and without any further action on the part of either Nascent and Evolution or any holder of outstanding Common Stock, be cancelled and extinguished and automatically converted into fifteen (15) shares of validly issued, fully paid and nonassessable Evolution Series A Voting Common Stock.

     All outstanding certificates for shares of either Nascent or Evolution shall be recognized as shares of the surviving, merged corporation, provided that holders of shares of either corporation may submit their certificates to Evolution for re-issuance if they desire to do so.

     2C.     CANCELLATION  OF  CERTAIN  NASCENT  SHARES.  Each  share of Nascent
Common Stock which is, immediately prior to the Effective Time, held in the treasury of Nascent or held by any direct or indirect wholly-owned subsidiary of Nascent shall be canceled and extinguished without any conversion thereof. In addition, 793,333 shares of Nascent Common Stock held by Daniel L. Hodges,
President and sole Director of Nascent, shall be canceled and extinguished without any conversion thereof (the "Cancellation Shares"). Upon approval of the Merger by the Nascent shareholders and prior to the Closing, the cancellation of the Cancelled Shares shall be deemed to have occurred and to have been effective prior to the Closing without any further act by Daniel L. Hodges or by Nascent other than the approval of the Merger by the Nascent shareholders.

     2D. ADJUSTMENTS FOR CAPITAL CHANGES. The fifteen-for-one conversion of shares of Nascent Common Stock into Evolution Series A Voting Common Stock is based upon the assumption that just prior to such conversion, as provided for in 2B, there are exactly 206,667 shares of Nascent Common Stock outstanding and that there are no outstanding rights (e.g., warrants or options) to acquire Nascent Common Stock or any other securities convertible into Nascent Common Stock. If, immediately prior to the Effective Time, the foregoing assumption is not correct, then the applicable ratio for the conversion of Nascent Common Stock into Evolution Common Stock will be adjusted appropriately so as to result in the holders of Nascent Common Stock (and any rights to acquire Nascent Common Stock) receiving (or having the right to receive) a total of three million one hundred five thousand (3,105,000) shares of Evolution Series A Voting Common Stock.

     3.     REPRESENTATIONS  OF  EVOLUTION.  Evolution  hereby  represents  and
            ------------------------------
warrants  to  Nascent  that:

     3.1     Due  Incorporation,  etc.  Evolution  is duly incorporated, validly
             -------------------------
existing and in good standing under the laws of the State of Washington and has all requisite power and authority to execute and deliver this Agreement and to perform the obligations to be performed by it hereunder. Neither the execution or delivery of this agreement nor the performance by Evolution hereof will constitute a breach of or default under the governing instruments of Evolution or any agreement, instrument, indenture, judgment or decree to which Evolution is a party or by which it is bound. Prior to the Closing, all consents and approvals, if any, required to be obtained by Evolution for its performance hereunder will have been obtained.

     3.2     Due  Execution,  Validity and Effect.  This Agreement has been duly
             ------------------------------------
authorized, executed and delivered by Evolution and, assuming the due authorization, execution and delivery by Nascent, this Agreement constitutes the valid, legal and binding obligation of Evolution, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     3.3     Title  to  the  Shares.  At  Closing,  Evolution  shall deliver the
             ----------------------
shares of its Common Stock, with legal and valid title thereto, free and clear of all liens, charges, pledges, claims and encumbrances of any kind or nature whatsoever, other than those created by this agreement.

     3.4     Board  Approval.  The  Board  of  Directors  of  Evolution has duly
             ---------------
approved  the  merger  contemplated  by  this  agreement.

     3.5     Full  Disclosure.  No  representation or warranty made by Evolution
             ----------------
in this Agreement and no certificate or document furnished or to be furnished to Nascent pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     4. REPRESENTATIONS OF NASCENT. Nascent represents and warrants to Evolution that:

     4.1     Due  Incorporation,  etc.  Nascent  is  duly  incorporated, validly
             -------------------------
existing and in good standing under the laws of State of Nevada and has all requisite power and authority to execute and deliver this Agreement and to perform the obligations to be performed by it hereunder. Neither the execution or delivery of this Agreement nor the performance by Nascent hereof will constitute a breach of or default under the governing instruments of Nascent or any agreement, instrument, indenture, judgment or decree to which Nascent is a party or by which it is bound. Prior to the Closing, all consents and approvals, if any, required to be obtained by Nascent for its performance hereunder will have been obtained.

     4.2     Due  Execution,  Validity and Effect.  This Agreement has been duly
             ------------------------------------
authorized, executed and delivered by Nascent and, assuming the due authorization, execution and delivery by Evolution, this Agreement constitutes the valid, legal and binding obligation of Nascent, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     4.3     Full  Disclosure.  No representation or warranty made by Nascent in
             ----------------
this Agreement and no certificate or document furnished or to be furnished to Evolution pursuant to this agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     4.4     Board  Approval.  The  Board  of  Directors  of  Nascent  has  duly
             ---------------
approved  the  merger  contemplated  by  this  Agreement.

     4.5     Accuracy  of Financial Statements.  Without limiting the generality
             ---------------------------------
of section 4.3, Full Disclosure, Nascent warrants and represents that the Nascent Financial Statements for the period ended September 30, 2000, as supplied to Evolution as will be filed with the SEC with a Form S-4 Registration Statement are true and correct and fairly represent the financial condition of Nascent, that there are no known liabilities (after due inquiry), liquidated or un-liquidated, that are not reflected in such statements, and that there have been no material, adverse developments since the end of the period covered by the financial statements.

     5. CERTAIN FEES. Neither party has incurred any liability for any brokers' or finders' fees or commissions in connection with the merger contemplated by this Agreement for which the other party is or would be liable. Each of the parties agree to indemnify and hold harmless the other from and against any commission, fee or claim of any person employed or retained by it to bring about the merger contemplated hereby or to represent it in connection therewith.

     6. CONDITIONS TO OBLIGATIONS OF THE PARTIES. All obligations of the parties under this agreement are subject to the fulfillment or satisfaction, prior to or at Closing, of each of the following conditions precedent (all of which may be waived):

     (a) As promptly as practicable after the execution of this Agreement, Nascent will prepare a Proxy Statement to its shareholders to solicit their votes approving the Merger, and Nascent and Evolution will prepare and Nascent will file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Nascent and Evolution will respond to any comments of the SEC, will use its respective best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and Nascent and Evolution will cause the Proxy Statement to be mailed to each of its shareholders (as applicable and to the extent required by applicable law) at the earliest practicable time. As promptly as practicable after the date of this Agreement, Nascent and Evolution will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filings . The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filings, Nascent or Evolution, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailings to shareholders of Nascent or shareholders of Evolution, such amendment or supplement.

     (b) The Proxy Statement will also include the recommendation of the Board of Directors of Nascent in favor of the adoption and approval of this Agreement and approval of the Merger.

     (c)     Meeting  Of  Shareholders.  Promptly after the date hereof, Nascent
             -------------------------
will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a Shareholders' Meeting to be held as promptly as practicable, for the purpose of voting upon this Agreement and the Merger. Nascent will take all other actions necessary or advisable to secure the vote or consent of its shareholders required by Nevada Law and all other applicable legal requirements to obtain such approval.

     (d)     Registration  Statement  Effective; Proxy Statement.  The SEC shall
             ---------------------------------------------------
have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened in writing by the SEC.

     (e) Each of the representations and warranties of the parties herein being true and correct in all material respects on the date hereof and as of the Closing, and each of the parties having performed or complied with all agreements and covenants contained in this agreement to be performed or complied with by either party, as the case may be, prior to or at the Closing;

     (f) neither Evolution nor Nascent's being precluded by an order or preliminary or permanent injunction of a court of competent jurisdiction from consummating the merger pursuant to this Agreement (each party agreeing to use its reasonable best efforts to have any such injunction lifted); and

     (g) there not having been any statute, rule or regulation enacted or promulgated by any government body or agency after the date hereof which is applicable to the merger pursuant to this Agreement which would render the consummation of the merger illegal.

     7. SURVIVAL OF REPRESENTATIONS, ETC. All representations, warranties and agreements made herein shall survive any investigation made by Evolution and Nascent and shall survive the Closing.

     8.     TERMINATION.  This  Agreement  may  be  terminated:

     (a) on the date specified in a writing executed by Nascent and Evolution;

     (b) by Nascent, upon written notice to Evolution, if any representation or warranty made in this agreement by Evolution shall have been false or incorrect in any material respect when made or shall have become false or incorrect in any material respect thereafter, of if Evolution shall fail to perform or observe any material covenant or agreement made by Evolution in this Agreement; or

     (c) by Evolution, upon written notice to Nascent, if any representation or warranty made in this agreement by Nascent shall have been false or incorrect in any material respect when made or shall have become false or incorrect in any material respect hereafter, or if Nascent shall fail to perform or observe any material covenant or agreement made by Nascent in this Agreement.

     (d) By either Nascent or Evolution if the Merger shall not have been consummated by January 31, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.4 shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

     (e) By either Nascent or Evolution if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable.

     9.     MISCELLANEOUS.

     9.1     Binding  Effect;  Assignment.  This  Agreement  shall  inure to the
             ----------------------------
benefit of and be binding upon the parties hereto, their respective legal representatives and successors. This Agreement may not be assigned.

     9.2     Further Assurances, Cooperation.  Each party shall, upon reasonable
             -------------------------------
request by the other party, execute and deliver any additional documents necessary or desirable to complete the merger pursuant to and in the manner contemplated by this agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

     9.3     Entire  Agreement;  Absence  of  Representation.  This  Agreement
             -----------------------------------------------
constitutes the entire agreement between the parties hereto and supersedes all prior arrangements, understandings, and agreements, oral or written, between the parties hereto with respect to the subject matter hereof. Nascent and Daniel L. Hodges acknowledges that in acquiring the securities in the merger hereunder, it and each of them has relied only upon the representations and warranties expressly made in this Agreement and that no other statements, representations or warranties, oral or written, expressed or implied, have been made or relied upon in connection with such acquisitions or as an inducement therefor.

     9.4     Execution  in  Counterparts.  This  Agreement  may  be  executed in
             ---------------------------
counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument.

     9.5     Notices.  All  notices,  requests,  permissions,  waivers  and
             -------
communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telegram, telex, facsimile transmission or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties at the following respective addresses or to such other addresses as any party hereto shall specify in a notice to the other parties hereto in accordance with the terms hereof:

          If  to  Nascent:     Attention:     Daniel  L.  Hodges
                               Nascent  Technologies
                               5505  N.  Indian  Trail
                               Tucson,  Arizona  85750
          Facsimile  Transmission:     (609)  390-3050

          If  to  Evolution    Attention:     George  Fleming
                               6100  Wilshire  Boulevard
                               Suite  201
                               Los  Angeles,  California  90048
          Facsimile  Transmission:     (323)  634-7799

With  a  copies  (which  shall  not  constitute  notice)  to:

                    Attention:     David  J.  Levenson
                                   Mays  &  Valentine,  L.L.P.
                                   1660  International  Drive
                                   Suite  600
                                   McLean,  Virginia  22102
          Facsimile  Transmission: (703)  734-4340

                    Attention:     Jay  Biagi
                                   Monahan  &  Biagi  PLLS
                                   701  Fifth  Avenue,  Suite  5700
                                   Seattle,  WA  98149
          Facsimile  Transmission: (206)  587-5710


     9.6     Amendments  and  Waivers.  This  Agreement  may  not be modified or
             ------------------------
amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Evolution may, by an instrument in writing, waive compliance by Nascent, with any term or provision of this agreement on the part of any of them to be performed or complied with. Nascent may, by an instrument in writing, waive compliance by Evolution with any term or provision of this Agreement on the part of Evolution to be performed or complied with. Any waiver of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     9.7     Headings; Severability.  The  headings  contained in this Agreement
             ----------------------
are for convenience of reference only and shall not affect the interpretation or construction hereof. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as in enforceable.

     9.8     Governing  Law.  This  Agreement shall be construed (both as to
             --------------
validity and performance) and enforced in accordance with and governed by the laws of the State of Washington applicable to agreements made and to be performed wholly within such jurisdiction and without regard to conflicts of laws.

     10.     Representations  and  Agreements  of  Daniel  L.  Hodges  (as  an
        ------------------------------------------------------------------------
individual) ("Hodges").
-----------------------

     10.1 To the best of Hodges' knowledge, as of the date of this Agreement, there are no other equity interests in or rights to acquire equity interests in Nascent other than 1,000,000 shares of Common Stock and he is the owner of 800,000 of such shares with legal and valid title thereto, free and clear of all liens, charges, pledges, claims and encumbrances of any kind or nature whatsoever, other than those created by this Agreement (the "Hodges Shares").

     10.2 To the best of Hodges' knowledge, the warranties and representations of Nascent contained in this Agreement are true and correct and Hodges undertakes to notify Evolution if he has reason to believe any such warranty or representation is not true and correct as of the date of Closing.

     10.3 Hodges agrees that he will vote all of the Hodges Shares in favor of the Merger at the Nascent shareholders' meeting called for that purpose and to take such actions as are within his reasonable power as an officer and shareholder of Nascent to achieve the completion of the Merger as contemplated by this Agreement.


     10.4 Upon approval of the Merger by the Nascent shareholders and prior to the Closing, Hodges agrees that all but 6,667 of the Hodges Shares shall be cancelled (the "Cancelled Shares") and such cancellation shall be deemed to have occurred and to have been effective prior to the Closing without any further act by him or by Nascent other than the approval of the Merger by the Nascent shareholders. At Closing, Hodges shall deliver the certificates for the Hodges Shares (including the certificates for the Cancelled Shares) and shall accept in exchange for such shares 105,000 shares of Evolution Series A Voting Common Stock.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of this 14th day of December, 2000.

                                           NASCENT  TECHNOLOGIES



                                             By:  /s/  Daniel  L.  Hodges
                                                --------------------------------
                                                President


                                             EVOLUTION  USA,  INC.



                                             By:  /s/  George  Fleming
                                                --------------------------------
                                                President and Chief Executive
                                                Officer


                                                /s/  Daniel  L.  Hodges
                                                --------------------------------
                                                As an individual, with respect
                                                to  Section  10  only

                                                                      APPENDIX B

RIGHTS  OF  DISSENTING  OWNERS
NRS 92A.300 Definitions. As used in NRS 92A.300 inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added  to  NRS  by  1995,  2086)

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added  to  NRS  by  1995,  2087)

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

(Added  to  NRS  by  1995,  2087)

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added  to  NRS  by  1995,  2087;  A  1999,  1631)

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added  to  NRS  by  1995,  2087)

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added  to  NRS  by  1995,  2087)

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

(Added  to  NRS  by  1995,  2087)

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added  to  NRS  by  1995,  2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added  to  NRS  by  1995,  2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added  to  NRS  by  1995,  2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added  to  NRS  by  1995,  2088)

NRS  92A.370  Rights  of  dissenting  member  of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added  to  NRS  by  1995,  2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a party:

(1) If approval by the stockholders is required for the merger NRS 92A.120 to 92A.160inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

(Added  to  NRS  by  1995,  2087)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

(I)  The  surviving  or  acquiring  entity;  or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

(2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

(Added  to  NRS  by  1995,  2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added  to  NRS  by  1995,  2089)

NRS  92A.410  Notification  of  stockholders  regarding  right  of  dissent.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

(Added  to  NRS  by  1995,  2089;  A  1997,  730)

NRS  92A.420  Prerequisites  to  demand  for  payment  for  shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)  Must  not  vote  his  shares  in  favor  of  the  proposed  action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

(Added  to  NRS  by  1995,  2089;  1999,  1631)

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e)  Be  accompanied  by  a  copy  of  NRS  92A.300  to  92A.500,  inclusive.

(Added  to  NRS  by  1995,  2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1.  A  stockholder  to  whom  a  dissenter's  notice  is  sent  must:

(a)  Demand  payment;

(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

(Added  to  NRS  by  1995,  2090;  A  1997,  730)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

(Added  to  NRS  by  1995,  2090)

NRS  92A.460  Payment  for  shares:  General  requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)  Of  the  county  where  the  corporation's registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.  The  payment  must  be  accompanied  by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares;

(c)  An  explanation  of  how  the  interest  was  calculated;

(d)  A  statement of the dissenter's rights to demand payment under NRS 92A.480;
and

(e)  A  copy  of  NRS  92A.300  to  92A.500,  inclusive.

(Added  to  NRS  by  1995,  2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

(Added  to  NRS  by  1995,  2091)

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added  to  NRS  by  1995,  2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added  to  NRS  by  1995,  2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500,inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added  to  NRS  by  1995,  2092)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  20.  Indemnification  of  Directors  and  Officers

     Article X of the Articles of Incorporation of the registrant authorizes the registrant to indemnify any present or former director or officer to the fullest extent not prohibited by the Washington Business Corporation Act (WBCA), public policy or other applicable law. Sections 23B.8.510 and .570 of the WBCA authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act of 1933.

     In addition, the registrant maintains directors' and officers' liability insurance under which the registrant's directors and officers are insured against loss (as defined in the policy) resulting from claims brought against them for their wrongful acts in such capacities.


Item  21.  Exhibits  and  Financial  Statement  Schedules

(a)  Exhibits:

     The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

     Exhibit  No.     Document
     ------------     --------

     3.(i)            Articles  of  Incorporation
       (ii)           By-laws
     4.               Specimen  stock  certificate
     5.               Legal  opinion  of  Monahon  &  Biagi
     21.              Subsidiaries  of  the  Registrant
     10.1             Employment Agreement dated September 1, 2000, by and
                      between Evolution USA,  Inc.  and  George  Fleming
     10.2             Employment  Agreement dated September 1, 2000, by and
                      between Evolution USA,  Inc.  and  Gary  Diamond
     23.1             Consent of Monahan & Biagi (included in exhibit 5)
     23.2             Consent  of  Robison,  Hill  &  Co.
     24.              Power  of  Attorney  (included  on  signature  page)
     99.1             Form  of  Proxy

     (b)     Financial  Statement  Schedules

             Not  applicable.

     (c)     Reports,  Opinions  or  Appraisals.

             Not  applicable.

     Item  22.  Undertakings.

     (a)  Undertakings  Required  by  Item  512  of  Regulation  S-K.

          The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party which is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angles, State of California, on December 14, 2000.

                                     EVOLUTION  USA,  INC.



                                     By:  /s/  George  Fleming
                                        -------------------------------------
                                        George  Fleming
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY


     Each of the undersigned hereby appoints George Fleming and Gary L. Diamond as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature               Title                                      Date
     ---------               -----                                      ----
/s/  George  Fleming        President  and  Chief  Executive          12/14/00
--------------------        Officer (Principal Executive Officer)
George  Fleming             Director



/s/  Gary  L.  Diamond      Chief  Financial  Officer                 12/14/00
----------------------      (Principal  Accounting Officer and
Gary  L.  Diamond           Principal  Financial  Officer)

                                     EXHIBIT INDEX


Exhibit No.     Document
------------    --------

       3.(i)    Articles of Incorporation
         (ii)   By-laws
       4.       Specimen stock certificate
       5.       Legal opinion of Monahon & Biagi
       10.1     Employment Agreement dated September 1, 2000, by and between
                Evolution USA, Inc. and George Fleming
       10.2     Employment Agreement dated September 1, 2000, by and between
                Evolution USA, Inc. and Gary Diamond
       21.      Subsidiaries of the Registrant
       23.1     Consent of Monahan & Biagi (included in exhibit 5)
       23.2     Consent of Robison, Hill & Co.
       24.      Power of Attorney (included on signature page)
       99.1     Form of Proxy